Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2022, relating to the financial statements of DCP Midstream, LP (the “Partnership”) and the effectiveness the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 21, 2022